UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2004

VALERO L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-16417	74-2956831
(State or other jurisdiction	Commission File Number	(IRS Employee
of incorporation)		Identification No.)

One Valero Way
San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (210) 345-2000

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Investor Notice

On November 23, 2004, Valero L.P. filed a Form S-4 Registration Statement with the Securities and Exchange Commission (“SEC”) regarding its proposed mergers with Kaneb Services LLC (“Kaneb Services”) and Kaneb Pipe Line Partners, L.P. (“Kaneb Partners”). Valero L.P., Kaneb Services and Kaneb Partners have also filed other relevant documents with the SEC. Investors and security holders are urged to read carefully the Form S-4 Registration Statement and other relevant documents because they contain important information regarding Valero L.P., Kaneb Services, Kaneb Partners and the merger.

A definitive joint proxy statement/prospectus will be sent to security holders of Valero L.P., Kaneb Services, and Kaneb Partners seeking their approval of the merger transactions. Investors and security holders may obtain a free copy of the registration statement and other relevant documents containing information about Valero L.P., Kaneb Services, and Kaneb Partners, without charge, at the SEC’s web site at www.sec.gov. Copies of the definitive joint proxy statement/prospectus (when available) and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus may also be obtained for free by directing a request to Kaneb Services or the respective partnerships.

Valero L.P., Kaneb Services, Kaneb Partners, and the officers and directors of Kaneb Services and of the respective general partners of Valero L.P. and Kaneb Partners may be deemed to be participants in the solicitation of proxies from their security holders. Information about these persons can be found in Valero L.P.’s, Kaneb Services’, and Kaneb Partner’s respective Annual Reports on Form 10-K filed with the SEC, and additional information about such persons may be obtained from the Form S-4 Registration Statement.

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2004, Valero Logistics Operations, L.P. (“Valero Logistics”), Valero L.P., JPMorgan Chase Bank, N.A., as Administrative Agent, Suntrust Bank, as Syndication Agent, and Barclays Bank PLC, Mizuho Corporate Bank Ltd., and Royal Bank of Canada, as Co-Documentation Agents, and the Lenders party thereto entered into a 5-Year Revolving Credit Agreement (the “Revolving Credit Agreement”) with an initial aggregate commitment of $400 million, pending the Effective Date (as defined below). Valero Logistics’ obligations under the Revolving Credit Agreement are unsecured and will be guaranteed by Valero L.P. and certain material subsidiaries of Valero L.P.

Generally, the lenders will not be obligated to make any loans under the Revolving Credit Agreement, and neither the affirmative covenants, the negative covenants nor the events of default under the Revolving Credit Agreement will be applicable until customary closing conditions have been satisfied and the effective date of the mergers (the “Mergers”) of wholly owned subsidiaries of Valero L.P. with and into Kaneb Services and Kaneb Partners has occurred (the “Effective Date”). The completion of each of the Mergers is subject to the approval of a majority of the unitholders of each of Valero L.P. and Kaneb Partners, as well as a majority of the shareholders of Kaneb Services, respectively. Further, the Mergers are contingent upon each other and are subject to customary regulatory approvals, including those under the Hart-Scott-Rodino Antitrust Improvements Act. The Mergers are expected to close before the end of the first quarter of 2005.

From and including the Effective Date, Valero Logistics, a wholly owned subsidiary of Valero L.P., will be subject to the following covenants, obligations and material terms of the Revolving Credit Agreement.

Borrowings under the interim loan and the Revolving Credit Agreement bear interest under one of three rate options, selected by us, equal to either:

•	the higher of (a) JPMorgan’s prime rate and (b) the federal funds effective rate plus one-half percent, plus an applicable margin that will vary between 0% and 0.5% based upon Valero Logistics’ credit rating;

•	LIBOR, as adjusted for statutory reserve requirements for Eurocurrency liabilities, plus an applicable margin that will vary between 0.525% and 1.2% based upon Valero Logistics’ credit rating; or

•	A fixed rate loan with an interest rate determined pursuant to a competitive bid of the lenders.

The applicable margins are determined based upon the ratings assigned by Standard & Poor’s Rating Services and Moody’s Investor Services for Valero Logistics’ senior unsecured non-credit enhanced long-term debt.

The Revolving Credit Agreement contains certain covenants and provisions that affect Valero L.P., Valero Logistics and certain of their subsidiaries, including, without limitation, customary covenants and provisions prohibiting:

•	Valero L.P., Valero Logistics and certain of their subsidiaries from creating or incurring indebtedness (subject to enumerated exceptions);

•	Valero L.P., Valero Logistics and certain of their subsidiaries from creating or incurring certain liens on their respective property (subject to enumerated exceptions);

•	Valero L.P., Valero Logistics and certain of their subsidiaries from disposing of property that is deemed material under the agreement; and

•	consolidations, mergers and asset transfers by Valero L.P., Valero Logistics and certain of their subsidiaries (subject to enumerated exceptions).

        More specifically, the Revolving Credit Agreement requires that Valero L.P. maintain:

•	a consolidated interest coverage ratio of not less than 3-to-1; or

•	a consolidated debt coverage ratio of less than:

o	5-to-1 for any four consecutive quarters ending on or before March 31, 2006; and

o	4.75 for any four consecutive quarters ending on or subsequent June 30, 2006 subject to adjustment following certain acquisitions.

The Revolving Credit Agreement contains customary events of default, including upon a “change in control,” that could result in the acceleration of all amounts and cancellation of all commitments outstanding under the Revolving Credit Agreement. A “change in control” is defined to mean any of the following events:

          (a)            (i)   Valero Energy Corporation (“Valero Energy”) shall cease, indirectly or directly, to own at least a majority of the issued and outstanding equity interests of, or shall cease to control, the general partner(s) of Valero L.P., or (ii) 100% (and not less than 100%) of the issued and outstanding equity interest of the general partner(s) of Valero Logistics shall cease to be owned, directly or indirectly, or Valero Logistics shall cease to be controlled, by Valero Energy and/or Valero L.P.; or

          (b)           100% (and not less than 100%) of the limited partnership interests of Valero Logistics shall cease to be owned in the aggregate, directly or indirectly, by Valero L.P. and/or Valero Energy.

Valero Logistics has the right to increase the commitments under the Revolving Credit Agreement by an additional $200 million, provided that one or more lenders party to the Revolving Credit Agreement provides such increase.

Valero Logistics’ existing $175 million amended and restated credit agreement, dated as of December 15, 2000, as amended and restated through March 6, 2003 (the “Restated Credit Agreement”) will be paid in full as a condition to the Effective Date of the Revolving Credit Agreement. The lenders under the Restated Credit Agreement received customary fees and expenses. With the exception of Australia and New Zealand Banking Group Limited, which is not a party to the Revolving Credit Agreement, the lenders under the Revolving Credit Agreement are also lenders under the Restated Credit Agreement. Further, some of the lenders and their affiliates have performed investment banking, financial advisory and other commercial services for us and our affiliates and Valero Energy, the owner of our general partner, and its affiliates in the ordinary course of business from time to time for which they have received customary fees and expenses. The lenders and their affiliates may, from time to time in the future, engage in transactions with and perform services for us and our affiliates and Valero Energy and its affiliates in the ordinary course of business.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description contained in Item 1.01 in this report is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO L.P. By: Riverwalk Logistics, L.P. its general partner

By: Valero GP, LLC its general partner

Date: December 22, 2004	By: /s/Bradley C. Barron Name: Bradley C. Barron Title: Corporate Secretary